UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17 Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 8, 2014, ADMA Biologics, Inc. (the "Company") drew down an additional  $5 million from Hercules Technology Growth Capital, Inc. ("Hercules") pursuant to the Company's Loan and Security Agreement, dated December 21, 2012, as amended on February 24, 2014 (the "Loan Agreement"), by and among the Company, Hercules and certain affiliates of the Company.  Under the Loan Agreement as amended, the Company borrowed $10 million from Hercules on February 24, 2014 ($5.0 million of which was used to refinance then-existing debt with Hercules), and Hercules agreed to lend the Company an additional $5 million upon the Company successfully meeting the clinical endpoints of a Phase III clinical study of RI-002 as a treatment for Primary Immunodeficiency Diseases in an manner that supports a Biologic License Application filing.  On December 3, 2014, the Company announced that RI-002 demonstrated top line positive Phase III results and successfully achieved its primary endpoint.

The loan bears interest at a rate per annum equal to the greater of (i) 8.75% and (ii) the sum of (a) 8.75% plus (b) the Prime Rate (as reported in The Wall Street Journal) minus (c) 5.75%. Payment-in-kind interest accrues on the outstanding principal balance of the loan compounded monthly at 1.95% per annum and such accrued and unpaid interest is added to the principal balance of the loan on the first day of each month beginning on the month after loan was received.  The principal will be repaid over 27 months beginning October 1, 2015, unless accelerated as a result of certain events of default.

As a result of the draw down, the warrant we previously issued to Hercules provided for Hercules to purchase an additional 23,200 shares of common stock.  The warrant provides for an exercise price equal to the lower of (i) $7.50 per share and (ii) the price per share of equity issued in the next round of financing consummated prior to February 24, 2015.  The warrant expires on February 24, 2024 and has piggyback registration rights with respect to the shares of common stock issuable upon exercise.

In the event the Company elects to prepay the loan, the Company is obligated to pay a prepayment charge corresponding to a percentage of the principal amount of the loan, with such percentage being: 2.5% if prepayment occurs in the first year, 1.5% if prepayment occurs in the second year and 0.5% if prepayment occurs after the second year but prior to the final day of the term.  The loan matures on January 1, 2018.

The information disclosed by the Company under Items 1.01 and 2.03 of the Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC") on December 28, 2012 and on February 27, 2014 is incorporated herein by reference.

The foregoing summary the Loan Agreement does not purport to be complete and are qualified in its entirety by reference to the Loan Agreement, which was filed with the Company's Registration Statement on Form S-1, filed with the SEC on February 11, 2013 and the First Amendment to the Loan Agreement, which was filed exhibit 10.20.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 15, 2014 announcing receipt of $5 million tranche from Hercules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 12, 2014	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer